EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A ordinary shares, par value of US$0.0001 per share, of Huami Corporation, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 5, 2019.

Banyan Capital Holdings Co., Ltd.

By:	/s/ Bin Yue
Name:	Bin Yue
Title:	Director

Banyan Partners Fund I, L.P.

By:	Banyan Partners Ltd.
its general partner

By:	/s/ Zhen Zhang
Name:	Zhen Zhang
Title:	Director

Banyan Partners Ltd.

By:	/s/ Zhen Zhang
Name:	Zhen Zhang
Title:	Director